UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2022

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32998	20-4606266
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	ESOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2022, the Board of Directors of Energy Services of America Corporation (the “Company” or Energy Services) appointed Amy E. Abraham, Patrick J. Farrell, and Mark Prince (collectively the “Appointees”) to the Company’s Board effective immediately. The Board of Directors of the Company will not appoint Ms. Abraham and Mr. Farrell to any committees of the Company at this time. Mr. Prince will be appointed as Audit Committee Chairman and the designated Financial Expert.

Ms. Abraham has served as SVP and Chief Marketing Officer of World Fuel Services, a Fortune 100 company providing energy supply, logistics, energy management, renewable fuels and power sustainability services and technology solutions in the aviation, marine, government, commercial & industrial, and residential sectors since 2015. Ms. Abraham held various executive positions in the United States and United Kingdom for BP plc, one of the world’s leading oil and gas companies, from 1995 to 2015. Ms. Abraham earned a B.A. in Economics, Cum Laude from Duke University, and an M.B.A. in Finance from Indiana University Kelley School of Business. Ms. Abraham also completed executive education programs in leadership, marketing, and strategy at the University of Chicago and Stanford, Northwestern, and Columbia universities.

Mr. Farrell is the founder and president of Savage Grant, a holding company investing in Appalachia through the energy, infrastructure, and technology industries since 2013. Mr. Farrell co-founded Mountain Point, a cloud technology consulting firm based in Charlotte, North Carolina, and Central App Technologies, an insourcing software development company with workers located throughout central Appalachia. Mr. Farrell also acquired and serves as the president of Service Pump and Supply, an industrial products and services company working to provide access to clean water, deal responsibly with wastewater, and manage stormwater for mining, industrial, and municipal customers. Mr. Farrell has also been a member of the Marshall University Board of Governors since 2017 and has served as Chairman of the Board since 2020. Mr. Farrell is a graduate of the United States Air Force Academy and earned his MBA from the Duke University Fuqua School of Business.

Mr. Prince served as President and CEO of HB&W, Inc. Financial Services, a holding company, and oversaw all aspects of Security National Trust Company (OCC charter trust company), Security Capital Management (FINRA regulated broker-dealer), and Hazlett, Burt & Watson (SEC regulated investment firm) from 2011 until his retirement at the end of 2021. Mr. Prince was also Managing Director for JPMorgan Chase from 1995 to 2011. Mr. Prince earned a B.A. in Economics from Kenyon College and graduated with distinction from American Bankers Association Graduate Commercial Lending School.

In connection with the appointment as directors, no material plan, contract or arrangement between the Appointees and the Company was entered into nor was any grant or award made under any such plan, contract, or arrangement. The Appointees were not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: April 26, 2022	By:	/s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer